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                                                                       EXHIBIT 5
                                                                       ---------


                            Hogan & Hartson L.L.P.
                          555 Thirteenth Street, N.W.
                            Washington, D.C.  20004
                                 202/637-5600



                                 May 27, 1999


Board of Directors
First Coastal Corporation
36 Thomas Drive
Westbrook, Maine 04092

Ladies and Gentlemen:

          We are acting as special counsel to First Coastal Corporation, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission relating to an additional 130,000 shares of common stock, par value $1.00 per share (the "Shares"), issuable in connection with the Company's 1996 Stock Option and Equity Incentive Plan, as amended by Amendment No. 1 ("Amendment No. 1") to First Coastal Corporation 1996 Stock Option and Equity Incentive Plan (as amended, the "Plan"). This letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware on May 18, 1999 and as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.
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Board of Directors
First Coastal Corporation
May 27, 1999
Page 2


          4. A copy of the Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          5. Resolutions of the Board of Directors of the Company adopted on May 2, 1996, April 2, 1999 and May 18, 1999, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to authorization of the Plan (including Amendment No. 1).

          6. Resolutions of the stockholders of the Company adopted on June 11, 1996 and May 18, 1999, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to stockholder approval and adoption of the Plan (including Amendment No. 1).

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware, as amended. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) issuance of the Shares pursuant to the terms of the Plan and (ii) receipt by the Company of the consideration for the Shares contemplated by the Plan, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware, as amended.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in
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Board of Directors
First Coastal Corporation
May 27, 1999
Page 3

part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                  Very truly yours,

                                                  /s/ Hogan & Hartson L.L.P.

                                                  HOGAN & HARTSON L.L.P.